Exhibit 16.1

April 25, 2025

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by CYNGN Inc. under Item 4.01 of its Form 8-K dated April 23, 2025. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of CYNGN Inc. contained therein.

Very truly yours,

/s/ Marcum LLP

Marcum LLP

Marcum LLP ■ One Montgomery Street Suite 1700 ■ San Francisco, California 94104 ■ Phone 415.432.6200 ■ Fax 415.432.6201 ■ marcumllp.com